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                                                                   EXHIBIT 10.17

THIS LEASE made the 20th day of November, 1996

BETWEEN:

           LAIDAR HOLDINGS LTD. AND
           DR. GERALD WITTENBERG
           c/o PCI Realty Corp.
           #400 - 576 Seymour Street
           Vancouver, B. C.
           V6B 3K1


           (herein called the "Landlord")

                                                 OF THE FIRST PART

AND:

           THE PLAYHOUSE THEATRE OF
           BRITISH COLUMBIA
           160 West First Avenue
           Vancouver, British Columbia
           V5Y 1A4

           (herein called the "Tenant")

                                                 OF THE SECOND PART

This lease is made subject to the Landlord, on or before November 30, 1996, obtaining from The Artek Group Inc. ("Artek") a partial Surrender of its Lease with Artek for the space presently occupied by the Tenant (being approximately 26,424.25 square feet).

This subject to condition is for the sole benefit of the Landlord and can be waived unilaterally by the Landlord.

Upon the Landlord removing this subject to condition by November 30, 1996, the Lease between the Landlord and the Tenant shall be enforceable and binding on the Landlord and the Tenant on the terms and conditions set out aforesaid.

In the event the Landlord shall fail to remove this subject to condition by November 30, 1996, there shall be no Lease between the Landlord and the Tenant and neither the Landlord nor the Tenant shall have any further obligations to the other as provided herein.

ARTICLE 1-DEFINITIONS
---------------------

           The Landlord and the Tenant hereby agree that in this Lease the following words or phrases shall, unless there is something in the context inconsistent therewith, have the meanings hereinafter set out:

1.1 "Additional Rent" shall mean the Management Fee, the Utility Costs, the Sales Taxes, the Tenant's Taxes, the Tenant's Proportionate Share of the Operating Expenses including the Taxes, and all other sums which may be payable to the Landlord hereunder or reimbursable to the Landlord hereunder, including, without limitation, all interest and penalties payable hereunder, whether or not such sums are referred to as Rent or Additional Rent or otherwise, but Additional Rent shall not include the Annual Basic Rent:

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1.2             "Annual Basic Rent" shall mean the amount specified as such in the Lease Summary as may be amended by Schedule"C" hereto or amended by written agreement of the landlord and the Tenant from time to time;

1.3 "Areas of the Premises" shall mean approximately 26,646.25 square feet, which area shall be measured in accordance with the BOMA Standard of Measurement such measurements to be made by a British Columbia Land Surveyor chosen by the Landlord;

1.3A            "Architect" shall mean the person qualified to practice, and practicing as such under the laws of British Columbia and named by the Landlord from time to time:

1.4 "Building" shall mean all buildings and improvements erected to be erected on the Land:

1.4A            "Capital Tax" shall mean the amount of tax imposed under the
Corporation Capital Tax Act:

1.5 "Commencement Date" shall mean the date specified as such in the Lease Summary:

1.6 "Common Areas and Facilities" shall mean all of the Land and the Building including, without limitation, the Roof, exterior and interior walls and structural elements including bearing walls, electrical, plumbing, drainage, mechanical and other installations or services as well as the structures housing the same, fire prevention and communication systems, loading areas, parking areas, driveways, landscaped areas, retaining walls, washrooms (other than washrooms within the Premises or within other premises leased to tenants), and all fixtures, general signs, lighting facilities, improvements, equipment and installations thereupon or therein which the Landlord provides or designates from time to time for the general use by or for the benefit of the Tenant in common with other tenants and other persons permitted by the landlord; provided however, the Common Areas and Facilities shall exclude all of the Rentable Area, whether or not leased to tenants, and it shall further exclude all areas of the Land in respect of which the Landlord has granted to the Tenant or any other tenant an exclusive easement or an easement in common only with the Landlord:

1.7             "Expiry Date" shall mean the date specified as such in the Lease
Summary:

1.8 "Insurance Costs" shall mean all premiums and other amounts which the Landlord may expend in effecting or maintaining insurance coverage under the provisions of this Lease:

1.9 "Land" shall mean all and singular that certain parcel or tract of land in the Province of British Columbia more particularly described in Schedule "A" hereto having a civic address of: 150-160 West First Avenue, Vancouver, British Columbia.

1.10 "Landlord" shall mean only the owner or the mortgagee in possession for the time being of the Premises as represented from time to time by is agents PCI Realty Corp.:

1.11 "Landlord's Mortgages" shall mean any and all existing or proposed mortgagees, debenture holders and trustees on behalf of mortgagees holding any Mortgages:

1.12 "Lease" shall mean this Indenture together with the Lease Summary and all schedules attached hereto:

1.13 "Lease Summary" shall mean page 2 attached to and forming part of this Lease and headed "Lease Summary":

1.14 "Lease Year" shall mean a twelve (12) month period commencing on the first day of January in any calendar year and ending on the last day of December in that calendar year, provided that the first Lease Year shall commence on the Commencement Date and end on the last day of December next following and the last Lease year shall commence on the first day of January of the calendar year during which the Term expires and end upon the Expiry Date:

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1.14A      "Management Fee" shall mean fees to be charged at the rate specified in the Landlord's management agreement for the Lands from time to time plus G.S.T. of the aggregate of all income from the Lands including:

     a)    Basic Rent;
     b)    Operating Expenses;
     c)    Property Taxes;
     d)    G.S.T.;
     e)    all Rental Income, and
     f) all other expenses of any nature and kind incurred in connection with the operation and management of the Lands and the Tenant shall pay its proportionate share of the Management Fee.

1.15 "Mortgages" shall mean all mortgages, debentures, deeds of trust and mortgages securing bonds and all instruments and indentures supplemental thereto which may now or hereafter charge the Premises, and all modifications, consolidations, replacements and extensions thereof;

1.16 "Operating Expenses" shall mean all expenses in connection with the operation, maintenance and repair (which repair shall include replacement and renewal where necessary) of all or any portion of the Land, the Building and the Premises except as otherwise specifically provided in this Lease and, without restricting the generality of the foregoing, shall include:

     (a)   the Taxes;

     (b)   the Insurance Costs;

     (c) all charges for water, gas, electricity and any other utilities and services used on or in respect of any part of the Land and the Building and all fittings, machines, apparatus, meters and any other thing leased in respect thereof, and, for greater certainty, including charges for electricity for any Signs not separately metered to the Premises and all work and services performed by any corporation, authority or commission in connection with such utilities, but excluding Utility Costs;

and in respect of the Land and the Building only;

     (d) salaries and wages (including employee benefits and workers' compensation assessments), and all independent service contracts and supplies incurred in cleaning, maintenance, garbage collection and disposal, operation, management, security, landscape repair and maintenance, snow removal and traffic control;

     (e) repairs and maintenance of all or any portion of the Land and the Building and, for greater certainty, including the Roof and the Common Areas and Facilities;

     (f) costs of supplies and equipment used in connection with the repair, maintenance, management and operation of the Building and Lands including without limitation straight line amortization of capitalized equipment;

     (g) consultants' fees as required from time to time and the costs and fees incurred in the preparation of any audit of Operating Expenses, and incurred by the Landlord for legal proceedings taken in order to protect or preserve the general well-being of the tenants of the Building or their use and enjoyment of the Building or to enforce covenants in any leases as they affect the general well-being of the tenants of the Building;

     (h) capital improvements required pursuant to any governmental law or regulation which were not required at the time of construction of the Building, capital improvements which in the opinion of the Landlord will reduce projected Operating Expenses, and all other capital improvements deemed necessary by the Landlord for periodic repair
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or replacement, all amortized over the useful life of the improvements as determined by the Landlord in accordance with generally accepted accounting principles, plus the cost of purchasing any extended warranties:

     (i) an amount equal to the difference between the proceeds of insurance payable to the Landlord in respect of the damage or destruction of the Building and the costs and expenses to repair, rebuild and make fit the Building to the extent of any deductible contained in any insurance policy effected by the Landlord pursuant to its covenant to insure herein contained:

     (j) depreciation in an amount determined by the Landlord's accountants in accordance with generally accepted accounting principles on:

             (i) the original capital cost of the chattels, equipment, systems and facilities of the Project, including, without limiting the generality of the foregoing, the heating, ventilating and air-conditioning and Utility systems: and

             (ii) the capital cost of repairs, replacements and improvements mentioned in subsections (c) through (e) which the Landlord's accountants have determined to be capital in nature (other than any which are necessitated by a change in any law, by-law, regulation, code or order enacted, made or enforced by any authority having jurisdiction and which the Landlord has, in its sole discretion, elected to treat as a current expense and which will be charged in the same manner as under subsections (c) through (e);

but Operating Expenses shall not include interest on the Landlord's debt or capital retirement of the Landlord's debt:

1.17 "Premises" shall mean the portion of the Building shown outlined in heavy dark line and identified as "Premises" on the plan attached hereto as Schedule "B", with any exclusions as indicated on Schedule "B" and excepting the exterior faces of all adjoining corridor and outside walls and excepting the Roof;

1.18 "Relative Portion" shall mean, with respect to any amount payable under this Lease, that fraction which has as its denominator the period of time expressed in days in respect of which an amount payable hereunder is calculated and which has as its numerator the number of days within the same calculation period, but which fall within the Term;

1.19         "Rent" shall mean the Annual Basic Rent and the Additional Rent;

1.20 "Rentable Area" shall mean the total area expressed in square feet or its metric equivalent of space set aside by the Landlord for leasing to tenants of the Building, and as may be amended by the Landlord from time to time;

1.21 "Roof" shall mean the roof membrane, roof insulation and roof deck of the Building;

1.22 "Sales Taxes" shall mean any and all taxes, fees, levies, charges, assessments, rates, duties and excises (whether characterized as sales taxes, purchase taxes, value-added taxes, goods and services taxes or any other form) which are imposed on the Landlord or which the Landlord is liable to pay, and which are levied, rated or assessed on the act of entering into this Lease or otherwise on account of this Lease, on the use or the occupancy of the Premises or any portion thereof, on the Rent payable under this Lease or any portion thereof or in connection with the business of renting the Premises or any portion thereof. Provided that if the Sales Taxes are reduced by reason of any exemption or deduction to which the Landlord is entitled by virtue of:

     (a) the payment of any taxes, fees, levies, charges, assessments, rates, duties or excises upon the purchase price of any lands or of any interest therein whether before, concurrently with or after the execution and delivery of this Lease: or

     (b) the payment of any taxes, fees, levies, charges, assessments, rates, duties or excises with respect to rents, additional rents and any other amounts payable by the Landlord as a tenant under any lease whether such lease is now existing or arises after the date of execution and delivery of this Lease.

then the Sales Taxes shall be deemed to be the amount which would have been imposed on the Landlord with respect to the Rent payable by the Tenant to the Landlord under this Lease had no such exemption or deduction been permitted.
The Landlord shall have the right, in its sole discretion, to allocate any exemption or deduction to which the Landlord is entitled; (i) in such a way as to reduce the Sales Taxes to the extent and in such proportion as the Landlord may in its sole discretion determine, or (ii) in such a way as not to reduce the Sales Taxes at all. Provided however, Sales Taxes shall exclude all of the following: (i) income tax under Part 1 of the Income Tax Act of Canada as it
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existed January 1, 1990. (ii) the Tenant's Taxes, and (iii) the Taxes:

1.23       "Security Deposit" - intentionally deleted.

1.24 "Sign" shall mean any sign, picture, notice, lettering, direction or other advertising or informational device of whatever nature.

1.25 "Taxes" shall mean all taxes, fees, levies, charges, assessments, rates, duties and excises which are now or may hereafter be levied, imposed, rated or assessed upon or with respect to the Land or the Building or any part thereof, whether levied, imposed, rated or assessed by the Government of Canada, the Government of British Columbia, or any political subdivision, political corporation, district, municipality, city or other political or public entity, and whether or not now customary or in the contemplation of the parties on the date of this Lease. Without restricting the generality of the foregoing. Taxes shall include all:

     (a)   real property taxes, general and special assessments and Capital
Taxes;

     (b) taxes, fees, levies, charges, assessments, rates, duties and excises for transit, housing, schools, police, fire or other governmental services or for purported benefits to the Land or the Building;

     (c) local improvement taxes, service payments in lieu of taxes, and taxes, fees, levies, charges, assessments, rates, duties and excises, however described, that may be levied, rated or assessed as a substitute for, or as an addition to, in whole or in part, any property taxes or local improvement taxes; and

     (d) costs and expenses, including legal and other professional fees and interest and penalties on deferred payments, incurred by the Landlord in assessing and/or contesting or appealing any taxes, assessments, rates, levies, duties, excises, charges or other amounts as aforesaid;

but Taxes shall exclude all of the following: (i) income tax under Part 1 of the Income Tax Act of Canada, (ii) the Tenant's Taxes, and (iii) the Sales
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Taxes;

1.26 "Tenant's Proportionate Share" shall mean the percentage which is equivalent to a fraction having as its numerator the Areas of the Premises expressed in square feet or the metric equivalent thereof and having as its denominator the Rentable Area expressed in the same form of measurement as the numerator, provided that the percentage shall be changed in the event of a change to the Rentable Area or the Areas of the Premises;

1.27 "Tenant's Taxes" shall mean all taxes, fees, levies, charges, assessments, rates, duties and excises which are now or may hereafter be levied, imposed, rated or assessed by any lawful authority relating to or in respect of the business of the Tenant or relating to or in respect of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions owned or installed by the Tenant at the expense of the Tenant or being the property of the Tenant, or relating to or in respect to of improvements to the Premises built, made or installed by the Tenant, on behalf of the Tenant or at the Tenant's request whether any such amounts are payable by law by the Tenant or by the Landlord and whether such amounts are included by the taxing authority in the Taxes;

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1.28            "Term"shall mean the term specified in the Lease Summary:

1.29 "Transfer" shall mean any transfer, assignment, charge, mortgage, sublease, licence, sharing of possession, parting with possession or any other disposition of this Lease or any estate or interest herein or the premises or any part thereof:

1.30 "Transferee" shall mean any person to whom a Transfer is made or intended to be made: and

1.31 "Utility Costs" shall mean all charges for water, gas, telephone, electric light and power and all other utilities and services used on or in respect of the Premises or any part thereof, whether separately metered to the Premises or as allocated by the Landlord, acting reasonably, to the Premises, together with all costs and charges for all fittings, machines, apparatus, meters and any other thing leased or supplied in respect thereof and all costs and charges for all work and services performed by any corporation, authority or commission in connection with such utilities and services in respect of the Premises, whether separately charged to the Premises or allocated by the Landlord, acting reasonably, to the Premises.

ARTICLE 2-THE DEMISE
--------------------

2.1             The Demise

                WITNESSETH that in consideration of the rents, covenants, conditions and agreements hereinafter respectively reserved and contained on the part of the Tenant to be paid, observed and performed the landlord hereby demises and leases to the Tenant the Premises and the Tenant does hereby take and rent, upon and subject to the terms, conditions and provisos herein expressed.

2.2             Acceptance of Premises

                The Tenant accepts the Premises on an "as is" basis.

ARTICLE 3-TERM
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3.1             Term

                To have and to hold the Premises unto the Tenant for the Term from and including the Commencement Date until and including the Expiry Date.

3.2             Delayed Possession

                Intentionally deleted.

ARTICLE 4-RENT
--------------

4.1             Annual basic Rent and Additional Rent

                Yielding and paying therefor during the Term the following Rent payable at the Landlord's address specified in the Lease Summary or at such other place as the Landllord may from time to time designate in writing, in the following instalments.

      (a) the Annual Basic Rent as set forth in the Lease Summary payable in advance in equal consecutive monthly instalments on the first day of each and every month in the Term commencing on the Commencement Date and continuing until and including the first day of the month in which the Expiry Date falls: and

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

     (b) the Additional Rent payable in accordance with the provisions of this Lease.

4.2          No Abatement

             The Tenant covenants and agrees with the Landlord that all of the rent payable under this Lease shall be paid by the Tenant to the Landlord without demand, deduction, set-off or abatement whatsoever, except as specifically provided in subparagraph 9.4(a).

             Post-Dated Cheques or Pre-Authorized Withdrawal

4.3 The Tenant covenants and agrees that if more than twice in any Lease Year the Tenant is late in paying any monthly instalment of Annual Basic Rent, then the Tenant shall forthwith upon request by the Landlord deliver to the Landlord a series of post-dated cheques payable at par each in the amount of the monthly instalment of the Annual Basic Rent, and the Tenant shall continue to do so upon each yearly anniversary thereafter during the Term. In the alternative, at the Tenant's option, the Tenant shall duty execute and deliver the Landlord's standard Pre-Authorized withdrawal form directed to a Canadian chartered bank or other financial institution acceptable to the Landlord and requiring such bank or other financial institution to deduct from the Tenant's account and to pay to the Landlord each month during the Term an amount equal to the monthly instalment of the Annual Basic Rent. The Tenant shall forthwith upon request by the Landlord execute and deliver to the Landlord such authorizations and documents as may be required by the Landlord from time to time in order to enable the Landlord to obtain all such payments. If required by the Landlord, such post-dated cheques or Pre-Authorized withdrawals shall also include a monthly amount estimated by the landlord from time to time in respect of the whole or any portion of the Additional Rent that the Landlord may require. The failure of the Tenant to comply in any way with the provisions of this paragraph
4.3 shall be deemed to be a default under this Lease and shall entitle the Landlord to exercise any and all remedies available to the Landlord under this Lease.

4.4         Adjustment

            If the Term shall commence or cease on a day other than the commencement of or the end of any period of time in respect of which any amount payable hereunder is calculated, then the Tenant shall pay to the Landlord its Relative Portion of such amount for such period of time.

4.5         Security Deposit

            Intentionally deleted.

ARTICLE 5 - TENANTS COVENANTS
-----------------------------

            The Tenant hereby covenants and agrees with the Landlord as follows:

5.1         To Pay

            The Tenant shall pay the Annual Basic Rent when due in accordance with the provisions of this Lease and shall pay the Additional Rent not later than thirty (30) days after request by the Landlord. The Tenant shall also promptly pay the Tenant's Taxes and the Utility Costs as they become due and shall provide to the Landlord, when and if requested by the Landlord, the receipt for each payment made by the Tenant in respect of the Tenant's Taxes and the Utility Costs.



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5.2        Estimated Expenses

     (a) The Tenant covenants and agrees that the Landlord shall have the right to make reasonable estimates of the amount of any or all of the Operating Expenses for each calendar year during the Term.

     (b) The Tenant covenants and agrees to pay to the Landlord, if the Landlord so requests, in equal monthly instalments on the first day of each month during each Lease Year the Additional Rent or any portion thereof as estimated by the Landlord for the calendar year which falls in whole or in part within the respective Lease Year. In the event that the Tenant makes any overpayment to the Landlord on account of any Additional Rent payable under this paragraph 5.2 during any calendar year the Tenant shall be entitled to a credit in respect of the payment of such item of Additional Rent for the next succeeding calendar year. Upon the expiry of the Term and the fulfillment by the Tenant of all of its obligations under this Lease any remaining credit shall be refunded to the Tenant.

     (c) The Tenant covenants and agrees that a certificate of an officer of the Landlord as to the actual Additional Rent or any portion thereof for any calendar year shall be final and binding upon the Tenant and the Landlord.

     (d) In the event that the Term does not subsist during the whole of any calendar year then the Tenant shall pay the Relative Portion of the Tenant's Proportionate Share of the estimated and actual Operating Expenses for such calendar year.

5.3        Insurance

     (a) The Tenant shall, at its sole cost and expense during the Term and during such other period of time that the Tenant occupies the Premises, take out and maintain in full force and effect, the following:

     (i) "all risks" insurance upon all merchandise, stock-in-trade, furniture, fixtures, equipment, leasehold improvements and other property of every kind and description located at the Premises, owned by the Tenant or for which the Tenant is responsible or legally liable, in an amount at least equal to the full insurable value thereof, calculated on a replacement cost basis;

     (ii) automobile liability insurance to a limit of liability of not less than Two Million Dollars ($2,000.000.00) in any one accident, covering all licensed motor vehicles owned by the Tenant and used in connection with its business carried on form the Premises;

     (iii) comprehensive bodily injury and property damage liability insurance applying to the operations of the Tenant carried on from the Lands and the Premises and which shall include, without limitation, personal injury liability, product liability, contractual liability, non-owned automobile liability and protective liability with respect to the use and occupancy of the Premises by the Tenant; and such insurance shall be written for an amount of not less than Two Million Dollars ($2,000,000.00) per occurrence, or such higher amount as the Landlord may from time to time reasonably require;

     (iv)) tenant's all risks legal liability insurance in an amount not less than the replacement cost of the Premises; and

     (v) any other form or forms of insurance as the Landlord may reasonably require from time to time in amounts and for perils against which a prudent tenant acting reasonably would protect itself in similar circumstances.

     (b) All policies of insurance referred to in this paragraph 5.3 shall include the following provisions:

     (i) the policies shall not be affected or invalidated by any act, omission or negligence of any person which is not within the knowledge or control of the insured thereunder;

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     (ii)          all property damage policies written on behalf of the Tenant shall contain a waiver of any subrogation rights which the Tenant's insurer(s) may have against the Landlord and against those for whom the Landlord is, in law, responsible, whether any insured loss or damage is caused by the act, omission or negligence of the Landlord or by those for whose acts the Landlord is, in law, responsible or otherwise:

     (iii) all policies of liability insurance shall include the Landlord and any persons, firms or corporations designated by the Landlord, as additional named insureds and shall provide that each person, firm or corporation insured under such policies shall be insured in the same manner and to the same extent as if separate policies had been issued to each; and

     (iv) all policies shall contain an undertaking by the insurers to give the Landlord not less than thirty (30) days prior written notice of any cancellation or other termination thereof, or any change which restricts or reduces the coverage afforded thereby.

     (c) The Tenant agrees that certificates of insurance or, if required by the Landlord or any of the Landlord's Mortgagees, certified copies of each policy, will be delivered to the Landlord as soon as practicable after the placing thereof. The Tenant shall, when required by the Landlord, forthwith provide to the Landlord evidence that all premiums for all insurance policies have been paid.

     (d) For good and valuable consideration, the Tenant does hereby release and relieve the Landlord and those persons for whom the Landlord is, in law, responsible, from liability and responsibility for, and waives its entire claim for recovery of any loss or damage whatsoever arising out of or incident to the occurrence of any of the perils covered by, or which would be covered by, the insurance policies which the Tenant is obligated to obtain and maintain in force under the terms of this Lease, except to the extent that any such loss or damage is caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible.

     (e) The Tenant shall not do or permit anything to be done upon the Land, the Building or the Premises whereby and policy of insurance against loss or damage to the Land, the Building or the Premises or against legal liability for damage to persons or property caused by the ownership, maintenance, use or occupancy of the Land, the Building or the Premises, or by reason of the conduct of any business carried on thereon, may be invalidated, and, for such purpose, upon receipt of notice in writing from any insurer of the Land, the Building or the Premises requiring the execution of works or a discontinuance of any operations in order to correct such situation, the Tenant shall comply therewith.

     (f) The Tenant agrees that if the Tenant fails to take out or keep in force any insurance coverage referred to in this paragraph 5.3, or if any such insurance is not approved by the Landlord and the Landlord's Mortgagees, and the Tenant does not rectify the situation within three (3) business days after written notice by the Landlord to the Tenant setting forth the Landlord's objections, then the Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance coverage and shall have the right to recover all costs and premiums incurred in effecting such insurance coverage from the Tenant pursuant to paragraph 9.5 hereof.

5.4            Repair

               The Tenant shall, at all times during the Term and at its own expense promptly repair, decorate, clean, renew and maintain the Premises in a high quality state of repair including, without limiting the foregoing, the interior walls and the floor of the Premises, and all other fixtures, machinery, facilities, equipment and appurtenances comprising the Premises or any part thereof, even though any such work may be that resulting from wear and tear.
The Tenant shall also heat the Premises in a reasonable manner so as to prevent any damage thereto by reason of frost or moisture and not to limit the generality of the foregoing, the Tenant shall be responsible for the repair and replacement of all heating equipment in the Premises. Without limiting the generality of the foregoing, the Tenant shall repaint all internal work of the Premises which the Landlord may from time to time require to be repainted, such repainting to be done by the Tenant during every fifth year of the Term and also as directed by the Landlord during the: (i) the last year of the Term, or (ii) the thirty (30) day period immediately following the termination or surrender of this Lease. All repainting shall be in

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

accordance with reasonable specifications approved by the Landlord and shall be completed to the reasonable satisfaction of the Landlord.

5.5          Repair on Notice

             The Tenant shall permit the Landlord and its duly authorized agents or nominees, with or without workers and others, at all reasonable times to enter upon the Premises for the purpose of examining the state of repair, condition and use thereof, and to permit such entry after the Landlord shall have given twenty-four(24) hours' notice in writing to the Tenant of such intended entry and examination and in every case the Tenant shall afford the Landlord all aid and facilities in such entry and examination and upon notice in writing of defect or want of repair being given by the Landlord to the Tenant, to cause the same to be repaired, as required by paragraph 5.4 and 5.28 hereof, within thirty (30) days from the date of the giving of such notice by the Landlord. If the Tenant shall at any time default in the performance or observance of any of the covenants in this Lease for or relating to the repair, maintenance, cleaning, renewal or decoration of the Premises or any part thereof and such default shall continue for thirty (30) days after notice in writing from the Landlord of default in respect of repair, maintenance, cleaning, renewal or decoration of the Premises then the Tenant shall permit the Landlord and its duly authorized agents and nominees, with or without workers and others, and without prejudice to the Landlord's right of re-entry, to enter into and upon the Premises and repair, decorate, clean, renew and maintain the same at the expense of the Tenant and the Tenant shall afford the Landlord all aid and facilities in doing or causing the same to be done, and shall repay to the Landlord on demand all costs and expenses in respect of such repairs, maintenance, cleaning, renewal and decoration as aforesaid.

5.6          Business and Trade Fixtures

             The Tenant may install its usual business and trade fixtures in the usual manner in the Premises, provided such installation does not damage the Premises or the Building and provided further that, if requested by the Landlord, the Tenant shall have submitted to the Landlord plans and specifications for such business and trade fixtures and obtained the prior written consent of the Landlord thereto, which consent shall not be unreasonably withheld. All business and trade fixtures owned or installed by the Tenant in or on the Premises shall remain the property of the Tenant and shall be removed by the Tenant at the Tenant's sole cost and expense upon the expiration of the Term or the sooner termination thereof, provided that the Tenant at its expense shall repair any damage to the Premises, the Building and the Land caused by such removal. Such removal by the Tenant shall be permitted provided that the Tenant is not in default under any covenant or agreement contained herein at the time of such removal, and if in default, the Landlord shall have a lien on the Tenant's business and trade fixtures as security against loss or damage resulting from any such default by the Tenant and the Tenant's business and trade fixtures shall not be removed by the Tenant until such default is cured, unless otherwise directed by the Landlord. The Landlord may elect to require the Tenant to remove all or any part of the business and trade fixtures owned or installed by or on behalf of the Tenant upon the expiration or termination of the Term, in which event such removal shall be done at the Tenant's expense and the Tenant shall, at its expense, repair any damage to the Premises, the Building and the Land cause by such removal. If the Tenant does not remove its business and trade fixtures forthwith after written demand by the Landlord, such property shall, if the Landlord elects, be deemed to become the Landlord's property or the Landlord may remove the same at the expense of the Tenant and the cost of such removal shall be paid by the Tenant forthwith to the Landlord on written demand, and the Landlord shall not be responsible for any loss or damage to such property as a result of such removal.

5.7          Alterations and Additions

             The Tenant shall not remove, alter or change the position or style of, or add to, the Premises or any part thereof without in any and every such case having first submitted plans and specifications thereof to the Landlord and having obtained the prior written consent of the Landlord thereto, and unless otherwise provided by such consent, all such alterations, additions or erections shall be done either by or under the direction of the Landlord, as the Landlord may determine, but at the cost of the Tenant. All work shall be done promptly and in a good and workmanlike manner by contractors or tradespeople approved in writing by the Landlord. The Tenant shall pay to and reimburse the Landlord forthwith on demand for all costs and expenses incurred by the Landlord in the review and approval of any plans and specifications by the Landlord's architects and engineers. The Tenant shall obtain and pay for all required building and occupancy permits in respect of its work as aforesaid. The Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance coverage reasonably required by the Landlord to protect the respective interests of the Landlord and the Tenant during all periods when any such work is being performed and shall comply with all orders, rules and regulations of the Insurers' Advisory Organization of Canada or any other body hereafter constituted exercising similar functions.
Any and all installations, alterations, additions, partitions, improvements or fixtures other than the Tenant's business and trade fixtures in or upon the Premises, whether placed there by the Tenant or the Landlord or a previous occupant of the Premises, shall, immediately upon such placement, become and shall thereafter remain the property of the Landlord without compensation therefor to the Tenant. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair, maintain, replace or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant. The Landlord may elect that any or all installations, alterations, additions, partitions, improvements or fixtures made or installed by or on behalf of the Tenant hereunder, or under the provisions of any previous occupation by the Tenant, be removed at the expiry or earlier termination of the Term and it shall be the Tenant's obligation to restore the Premises to the condition in which they were prior to such alterations, installations, additions, improvements, partitioning and fixtures. Such removal and restoration shall be at the sole expense of the Tenant.

5.8           Use of Premises

              The Tenant shall not use the Premises nor allow the Premises to be used for any purpose other than that specified in the Lease Summary, nor in any manner inconsistent with such use and occupation, and the Tenant shall not, at any time during the Term, commit or suffer to be committed any waste upon the Premises nor shall the Tenant use, exercise or carry on, or permit or suffer to be used, exercised or carried on, in or upon the Premises or the Land, or any part thereof, any noxious, noisome or offensive trade, business, occupation or calling, or keep, sell, use, handle or dispose of any merchandise, goods or things which are objectionable, or by which the Premises, the Land or the Building or any part thereof may be damaged or injuriously affected, and no act, matter or thing whatsoever shall, at any time during the Term, be done in or upon the Premises or the Land, or any part thereof, which may result in annoyance, nuisance, grievance, damage or disturbance to other tenants or occupiers of the Building or to the occupiers or owners of any other lands or premises or to the holders of any registered easement, right of way or other encumbrance charging the whole or part of the Land or the Building. The Tenant shall use its best endeavors to prevent anything being done on the Premises or the Land which may result in any building or lands (other than the Premises) being picketed or otherwise subjected to industrial action or demonstrations, political or otherwise. In the event of such picketing, industrial action or demonstrations the Tenant shall forthwith take all action and proceedings reasonably necessary to cause such picketing, industrial action and demonstrations to cease without delay. The Tenant shall not place in the Premises any heavy machinery or equipment without first obtaining the consent in writing of the Landlord. The Tenant shall immediately advise the Landlord of the presence of and shall do all things necessary to remove any dangerous condition from time to time existing on the Premises, the Building or the Land and arising as a result of the act or omission of the Tenant or any person for whom the Tenant is, at law, responsible.

5.9           Rubbish

              The Tenant shall keep the Premises clean and tidy and in good order and in particular shall not form or permit to be formed any refuse dump, rubbish heap or scrap heap upon the Premises or the Common Areas and Facilities and the Tenant shall remove, not less frequently than once a month, all refuse, rubbish, scrap and other waste matter which may have accumulated on the Premises or the Common Areas and Facilities.

5.10          Pollution

              The Tenant shall not discharge nor permit the discharge of any oil or grease or any deleterious, objectionable, dangerous, radioactive, poisonous or explosive matter or substance into any waters, ditches, water courses, culverts, drains or sewers nor in or under the Premises, the Building or the Land, including without limitation any radioactivity or microwaves. The Tenant shall take all reasonable measures for ensuring that any discharged effluent shall not be corrosive, poisonous or otherwise harmful to or cause obstruction, deposit or pollution within any waters, ditches, water courses, culverts, drains or sewers, nor to or within any sewage disposal works nor to the bacteriological process of sewage purification. The Tenant shall forthwith at the Landlord's request provide facilities for testing and monitoring the effluent from the Tenant's operations and shall permit the Landlord and its agents reasonable access to the Premises for the purposes of carrying out such testing and monitoring from time to time at the Landlord's expense. The Tenant shall construct, maintain and operate every furnace and burner used on the Premises so as to substantially consume or burn the smoke arising therefrom and shall not use or suffer any such furnace or burner to be used negligently so that the smoke arising therefrom is not substantially consumed or burned. The Tenant shall not cause or permit any grit, dust, noxious or offensive effluvia to be emitted from any engine, furnace, burner or apparatus on the Premises without using the best practicable means reasonably available for preventing or counteracting such emissions.

5.11            Abate Nuisance

                Upon written notice to the Tenant from the Landlord or from any lawful authority having jurisdiction requiring the abatement of any nuisance caused by vibration, noise or offensive smell or by any undue emission of smoke, vapour or dust caused by the Tenant or arising directly or indirectly out of the operations carried on upon the Premises the Tenant shall forthwith abate such nuisance accordingly.

5.12            Obstruction of Roads

                The Tenant shall not permit any vehicles owned or operated by or under the control of the Tenant to cause an obstruction on any parking areas or roadways on the Lands and the Tenant shall use its best endeavors to ensure that all persons doing business with the Tenant and their servants and workers shall not permit any vehicles to cause such obstruction as aforesaid. The Tenant shall also use its best endeavors to ensure that vehicles owned or operated by or under the control of the Tenant, its employees or persons doing business with the Tenant shall observe all regulations and instructions made or given by the Landlord with regard to the parking of vehicles on areas provided for the parking of vehicles on the Lands.

5.13            No Auctions

                The Tenant shall not permit any sale by auction nor any fire sale, bankruptcy sale, moving sale, going-out-of-business sale or bulk sale to be held upon the Premises or the Land or any part thereof.

5.14            Terminate Agreements

                Except where required to do so by the terms of this Lease, the Tenant shall not enter into, amend or terminate any agreement with any public utility corporation relating to or in any manner whatsoever affecting the Premises or the Land unless the Landlord grants his consent, which consent shall not be unreasonably withheld.

5.15            Assignment and Subletting

        (a) The Tenant shall not make, grant, execute, enter into, consent to or permit any Transfer without the prior written consent of the Landlord, such consent may be reasonably withheld. In the event that the Tenant desires to make, grant, execute, enter into, consent to or permit any Transfer then the Tenant shall give prior written notice to the Landlord of such desire, specifying therein the proposed Transferee and providing to the Landlord such information on the nature of the business of the proposed Transferee together with its financial responsibility and standing as the Landlord may reasonably require, together with the terms and conditions of the proposed Transfer. the Tenant shall also deliver to the Landlord a copy of the Transfer intended to be executed by the Tenant and the Transferee, together with the Landlord's administration fee required hereunder. The Landlord shall, within thirty (30) days thereafter, notify the Tenant in writing that it consents to such Transfer or that it does not consent to such Transfer, in which event the Landlord must advise the Tenant of its reason for not consenting.

     (b) Provided always and notwithstanding subparagraph 5.15(a) hereof no Transfer shall:

     (i) in any manner release the Tenant from its obligations for the payment of the Rent and the observance and performance of the covenants, terms and conditions herein provided; nor

     (ii) be made to any person carrying on any business which the Landlord is obliged to restrict by reason of any other lease or contract relating to any other premises in the building.

     (c) Upon the initial request for a Transfer by the Tenant together with receipt from the Tenant of the administration fee and undertaking required in subparagraph 5.15(d) hereof, and provided that the Landlord does not withhold its consent to such Transfer, the Landlord shall provide to the Tenant its standard form written agreement as aforesaid. The Tenant shall require each Transferee, at the time of any Transfer, to execute and deliver the Landlord's standard form written agreement between the Tenant, the Landlord and the Transferee wherein the Transferee agrees to observe and perform all of the covenants, agreements, provisos, terms and conditions of this Lease and wherein the Tenant acknowledges and agrees that it shall continue to be liable under this Lease. If either the Tenant or the Transferee fails to execute and deliver the said standard form written agreement then the Landlord shall have the right to refuse to grant its consent to such Transfer, or where such consent is not required the Transfer shall not be effective until the said standard form written agreement is executed and delivered by the Tenant and the Transferee. Without in any way restricting the generality of the Landlord's right to refuse consent to any Transfer, the Landlord shall have the right to refuse to consent to any Transfer if the Lease is not in good standing.

     (d) The Tenant shall, together with its initial request to the Landlord for consent to any Transfer, pay to the Landlord an administration fee of Three Hundred Dollars ($300.00) or such other greater fee as the Landlord may reasonably charge from time to time, and the Tenant shall also undertake to reimburse to the Landlord any solicitors' fees and any other costs, charges and expenses which may be incurred by the Landlord in connection with the Tenant's request for consent to any Transfer.

     (e) If the Tenant is a corporation or a partnership, or if the Transferee is a corporation or a partnership, and at any time during the Term any or all of the corporate shares or voting rights of shareholders or partners, as the case may be, of the Tenant or the Transferee shall be transferred by sale, assignment, bequest, inheritance, trust, operation of law or other disposition, or treasury shares be issued, so as to result in a change in the control of the Tenant or the Transferee by reason of ownership of greater than fifty (50%) percent of the voting shares of the Tenant or the Transferee having changed from one person or group of persons to another person or group of persons, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, then and so often as such a change of control shall occur the Landlord shall have the right to terminate this Lease at any time after such change of control by giving the Tenant sixty (60) days' prior written notice of such termination. The Tenant shall, upon request by the Landlord, make available to the Landlord from time to time for inspection and copying all books and records of the Tenant which, alone or with other data, show the applicability or otherwise of this subparagraph 5.15(e). This subparagraph shall not be applicable to any transfer of shares which are listed on a security exchange regulated by governmental authority.

5.16         Easements

             The Tenant shall not, without the prior written consent of the Landlord, permit any encroachment, right of way, easement or other encumbrance to be made or acquired into, against or upon the Premises or the Land or any part thereof.

5.17         Liens

             The Tenant shall permit the Landlord to post, and the Tenant shall keep posted in at least two (2) conspicuous places on the Premises and the Lands, any notices which the Landlord may desire to post under the provisions of the Builders' Lien Act of British Columbia and any statute which may amend or
    ------------------
replace such statute. The Tenant shall use its best endeavors to ensure that no claim of lien shall be filed in respect of any work which may be carried out by it or on its behalf in the Building or on the Land and, if a claim of lien shall be filed in respect of any such work, the Tenant shall take all necessary steps to have the claim of lien cancelled and discharged from the Land and the Building within fifteen (15) days of the date the Tenant has knowledge of such filing and the Tenant shall indemnify and save harmless the Landlord from any and all loss, cost, expense, damage and liability in respect of such claim of lien. The Landlord, in addition to any right or remedy, shall have the right, but shall not be obliged, to discharge any claim of lien from the Land and the Building by paying the amount claimed to be due or by procuring a discharge of such liens by deposit in the appropriate court and in any such event the Landlord shall be entitled, if it so elects, to expedite the prosecution of any action for the enforcement of such claim of lien by the lien claimant and to pay the amount of the judgment, if any, in favour of the lien claimant with interest and costs. In any such event the Tenant shall forthwith pay to and reimburse the Landlord for all money expended by the Landlord and all costs and expenses incurred by the Landlord.

5.18       Registered Charges

           The Tenant shall pay all money owed by it under any conditional sale agreement or other charge registered or filed against the Land or the Building, and immediately upon all of the payments having been made thereunder, the Tenant shall obtain a memorandum of satisfaction or other appropriate document of discharge and shall register the same at its own expense in the proper land title office or other appropriate office of public record as the Landlord may require to discharge the same from the title to the Land and the Building.

5.19       Entry for Benefit of Adjoining Premises

           The Tenant shall permit the Landlord, its agents, workers and other persons authorized by the Landlord and the tenants of any adjoining or neighbouring premises and their respective agents and workers, to enter upon the Premises at all reasonable times so far as may be necessary or useful in order to construct, examine, repair or rebuild any adjoining or neighbouring premises or for any other reasonable purpose, provided that the Landlord shall make good all damage occasioned by the exercise of such rights by the Landlord, its agents, workers and any other persons authorized by the Landlord. Insofar as any tenant of any adjoining or neighbouring premises and its respective agents and workers are concerned, no such rights shall be exercisable until such tenant and its agents and workers shall have covenanted with the Tenant to make good all damage occasioned by the exercise of such rights by that tenant and its respective agents and workers. A representative of the Tenant shall be entitled to accompany any person entering upon the Premises pursuant to this paragraph 5.19.

5.20       Exhibit Premises

           The Landlord shall have the right to exhibit the Premises to:

     (a) prospective tenants or subtenants during the six (6) month period prior to the Expiry Date;

     (b) the Landlord's Mortgagees and prospective mortgagees and any prospective purchaser of the whole or any part of the Landlord's interest in the Premises;

and for such purposes the Landlord shall have the right to post such "For Rent" or "For Sale" sign as in its discretion it may decide on the Premises and the Lands and further shall have the right of entry to the Premises at any reasonable time and the Tenant at its option may have a servant or agent present at the time of such entry.

5.21       Registration of Lease

           The Landlord shall have no obligation to execute and deliver this Lease in registrable form. The Tenant shall not apply to register this Lease.

5.22          Compliance with Laws

              The Tenant shall do, observe and perform all of its obligations and all matters and things necessary of expedient to be done, observed or performed by the Tenant by virtue of any law, statute, by-law, ordinance, regulation or lawful requirements of any governmental authority or any public utility lawfully acting under statutory authority and all demands and notices in pursuance thereof whether given to the Tenant or the Landlord and in any manner or degree affecting the exercise or fulfillment of any right or obligation arising under or as a result of this Lease and affecting the Premises and the use thereof by the Tenant. If any such demand or notice is given lawfully requiring the execution of works by reason of anything done, omitted or permitted by the Tenant, then:

     (a) if such notice is given to the Tenant, the Tenant shall forthwith deliver the same or a true copy thereof to the Landlord and the Tenant shall forthwith, at its own expense, execute to the satisfaction of the Landlord and the person giving such notice all such works as the Landlord may approve in writing in order to comply with the requirements of the said notice; or

     (b) if such notice is given to the Landlord, the Landlord shall notify the Tenant and thereupon the Tenant shall, at its own expense, forthwith execute to the satisfaction of the Landlord and the person giving such notice all such works as the Landlord and the person giving such notice may require in order to comply with the requirements of the said notice.

     Notwithstanding the foregoing, the Landlord shall have the right to execute any such works and the Tenant shall afford to the Landlord all necessary access to the Premises and other facilities for that purpose and the Tenant shall, on demand by the Landlord, pay to the Landlord all costs and expenses incurred by the Landlord in executing and performing any and all such works.

5.23          Provide Financial Information

              Whenever any of the Landlord's Mortgagees, in connection with any financing of the Land or the Building or any part thereof, shall require information relating to the financial position of the Tenant, then the Tenant, within thirty (30) days after receipt by it of a notice in writing from the Landlord requesting such information, shall furnish directly to such Landlord's Mortgagee copies of the unaudited financial statements of the Tenant, including balance sheet and statements of profit and loss and surplus or deficit, in respect of each of the three (3) years immediately preceding the year in which such notice is given. All such information shall be used by such Landlord's Mortgagees in connection with such financing only and shall be supplied to such Landlord's Mortgagees on the condition that the information be treated on a confidential basis.

5.24          Subordination

              This Lease is and shall be subject, subordinate and postponed to all Mortgages to the intent that, without execution of any document other than this Lease, the Mortgages shall have priority over this Lease notwithstanding the respective dates of execution, delivery or registration thereof. Without limiting the generality of the foregoing, the Tenant agrees to promptly execute any document in confirmation of such subordination, postponement and priority which the Landlord may request. Provided however, the subordination and postponement of this Lease to any of the Mortgages shall not be effective with respect to a specific Mortgage unless and until the Landlord's Mortgagee holding such Mortgage shall confirm in writing to the Tenant that the Tenant shall have the right, if not in default under this Lease, to remain in possession of the Premises in accordance with the terms of this Lease in the event such Landlord's Mortgagee obtains title to the Premises by way of foreclosure or otherwise.

5.25          Attornment

              Whenever required by any of the Landlord's Mortgagees under any of the Mortgages, or in the event of an exercise by any of the Landlord's Mortgagees of the power of sale in any of the Mortgages, the Tenant shall attorn to and become, in each case, a tenant of such Landlord's Mortgagee or any purchaser from such Landlord's Mortgagee for the then unexpired residue of the Term upon all of the terms and conditions hereof.

5.26          Estoppel Certificate

              The Tenant shall at any time and from time to time upon ten (10) days' prior notice from the Landlord execute and deliver to the Landlord, or the Landlord's Mortgagees, or a prospective purchaser of the whole or any portion of the Landlord's interest in the Land or the Building, a statement in writing confirming the terms of this Lease, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), certifying the amount of the Rent then being paid hereunder, the dates to which the Rent and other charges hereunder have been paid, that the Landlord has complied with all the terms of this Lease, that the Premises are acceptable to the Tenant, that the Tenant shall not amend, modify or surrender this Lease or make any prepayment of the Rent other than the Rent for the current month without the prior written consent of the Landlord's Mortgagees or prospective purchaser, that there are not outstanding set-offs or equities disclosed or undisclosed as between the Landlord and the Tenant, that no money other than a maximum of one month's Rent in accordance with the provisions of the Lease has been prepaid by the Tenant to the Landlord, that the Tenant is aware of the assignment by the Landlord to the Landlord's Mortgagees of all Rents under this Lease, and any other matters pertaining to this Lease in respect of which the Landlord may desire certification.

5.27          Indemnify Landlord

              The Tenant shall indemnify and save harmless the Landlord from and against any and all manner of actions or causes of action, damages, costs, loss or expenses of whatever kind which the Landlord may sustain, incur or be put to by reason of or arising out of any act or omission of the Tenant or any persons for whom the Tenant is, at law, responsible, from the use or occupation of the Land, the Building and the Premises in whole or in part and, without limiting the generality of the foregoing, from the non-observance or non-performance by the Tenant, or any persons for whom the Tenant is, at law, responsible, of any of the obligations imposed under the provisions of any laws, ordinances, regulations or requirements of any federal, provincial, municipal or other authority, or any of the covenants, agreements, terms, conditions and provisos contained in this Lease to be observed and performed by the Tenant and such liability to indemnify and save harmless shall survive any termination of this Lease, anything in this Lease to the contrary notwithstanding.

5.28         Peaceable Surrender

             At the end or sooner termination of the Term the Tenant shall yield up to the Landlord, without notice from the Landlord, the Premises including all fixtures, repaired, decorated, paved, cleaned, renewed and maintained in the condition required under paragraph 5.4 and as otherwise provided under this Lease. At the end or sooner termination of the Term the Tenant shall, without notice from the Landlord remove from the Premises all buildings, machinery, erections, materials and things thereon not belonging to the Landlord and restore the Premises to the satisfaction of the Landlord. If the Tenant shall not so remove such buildings, machinery, erections, materials and things, the same shall without prejudice to the Landlord's right to enforce such removal as hereinbefore provided, become the sole property of the Landlord without any right of the Tenant to have compensation therefor.

ARTICLE 6 - LANDLORD'S COVENANTS
--------------------------------

              The Landlord covenants with the Tenant as follows:

6.1           Quiet Enjoyment

              For quiet enjoyment, subject to the charges, exceptions and reservations and to any rights of entry by the Landlord as provided in this Lease.

6.2   Landlord's Repairs

      To keep in a good and substantial state of repair as would a prudent owner of a reasonably similar commercial development, having regard to size, age and location, at the Landlord's cost and expense, the structure of the Building including, without limitation, the foundations, exterior wall assemblies, including weather walls, sub-floor, roof (only insofar as replacement of more than 75% of the total area of the roof is necessary), bearing walls, and structural columns and beams of the Building. The Landlord's covenant herein will not extend to any repairs which may become necessary as a result of any act or omission on the part of the Tenant and those for whom the Tenant is in law responsible.

6.3   Landlord's Insurance

  (a) The Landlord shall, during the Term and any renewal thereof, take out and maintain in full force and effect insurance against all risks of physical loss or damage to the Building, and such fixtures and improvements as the Landlord shall determine, including the perils of flood and earthquake and including business interruption or loss of rental income insurance, in amounts equal to the full insurable value thereof, calculated on a replacement cost basis, and subject to such deductibles as the Landlord may reasonably determine. Provided however, the full insurable value shall not include, and the insurance shall not cover, any property of the Tenant, whether owned by the Tenant or held by it in any capacity, nor leasehold improvements whether made by or on behalf of the Tenant. The Landlord shall, upon thirty (30) days' written notice from the Tenant, advise the Tenant of the amount of the deductible referred to in this subparagraph 6.3 (a).

  (b) The Landlord shall, upon written request by the Tenant, provide the Tenant with evidence from time to time that such insurance has been effected.

  (c) The Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as the Landlord or the Landlord's Mortgagees may consider advisable or beneficial, including, without limiting the foregoing comprehensive liability insurance and boiler and machinery insurance.

  (d) Notwithstanding any contribution by the Tenant to any Insurance Costs as provided for herein, no insurable interest shall be conferred upon the Tenant under policies carried by the Landlord.

  (e) The Landlord hereby agrees to release and relieve the Tenant and those persons for whom the Tenant is in law responsible, from liability and responsibility for, and waives its claim for recovery of any loss or damage arising out of or incident to the occurrence of any of the perils covered by the insurance policies which the Landlord is obligated to obtain and maintain in force under subparagraph 6.3(a), except to the extent that any such loss or damage is caused by the negligence of the Tenant or by those persons for whom the Tenant is, in law, responsible, provided however that this release and waiver shall be limited to the respective amounts which the Landlord is entitled to recover under such insurance policies.

6.4   Disposition by Landlord

      If at any time during the Term and Renewal Term hereof the Building or the Landlord's interest therein or in this Lease shall be assigned, mortgaged or sold to any third party the Landlord shall, within FOURTEEN (14) days following the execution and delivery by the Landlord of any assignment or documents of mortgage or sale, deliver to the Tenant a notice in writing of the making of such assignment, mortgage or sale and the effective date thereof and shall obtain an agreement from the assignee, mortgagee or purchaser, as the case may be acknowledging and confirming the Rent, and Term and the other covenants, obligations and conditions of this Lease.

ARTICLE 7 - ASSIGNMENT BY LANDLORD
----------------------------------

      If the Landlord sells or otherwise transfers an interest in the Building and Lands or in this Lease, to the extent that the purchaser or assignee thereof is responsible for compliance with the covenants and obligations of the

Landlord hereunder, the Landlord without further written agreement will be relieved of liability under its covenants and obligations.

ARTICLE 8 - COMMON AREAS AND FACILITIES
---------------------------------------

     (a) The use and occupation of the Premises by the Tenant shall include the non-exclusive licence to use, in common with others entitled thereto, the Common Areas and Facilities, subject to the provisions of this Lease and to the exclusive control, management and direction of the Landlord. The Landlord hereby grants to the Tenant a nonexclusive licence, during the Term, in common with all others entitled thereto, to pass and repass with or without vehicles over those areas of the Land as the Landlord may from time to time designate in writing and to use, for the parking of motor vehicles, those parking spaces on the Land as the Landlord may from time to time designate in writing for the use of the Tenant. Notwithstanding the foregoing grant of licence by the Landlord to the Tenant, the Landlord shall have the right to alter the location and size of the areas which are the subject of the said licence, provided that reasonable access to the Premises is provided to the Tenant.

     (b) The Common Areas and Facilities will at all times be subject to the exclusive control and management of the Landlord and will be provided or designated by the Landlord from time to time for the general use by or for the benefit of the Tenant and its employees, invitees and licensees in common with the other tenants of the Landlord and such others as may be designated by the Landlord. The Landlord has the right acting reasonably from time to time to establish, modify and enforce rules and regulations with respect to the Common Areas and Facilities including those related to their use, maintenance and operation and the rules and regulations in all respects will be observed and performed by the Tenant and the employees, invitees and licensees of the Tenant. The Landlord has the right to change the area, level, location and arrangement of the Common Areas and Facilities and to enter into, modify and terminate easements and agreements pertaining to the use and maintenance thereof, and to police the Common Areas and Facilities and to close all or any portion thereof to such extent as may in the reasonable opinion of the Landlord be legally sufficient to prevent a dedication thereof or the accrual or creation of rights to any person or the public therein, and to do and perform such other acts and things in and to the Common Areas and Facilities as the Landlord, acting reasonably, considers advisable.

     (c) The Tenant covenants that it will and will cause its employees, licensees and invitees to observe all regulations made by the Landlord from time to time with respect to parking on those portions of the Land provided for that purpose and that the Tenant shall supply automobile licence numbers of its employees to the Landlord upon request. In particular, the Landlord reserves the right to remove any automobile infringing regulations made by the Landlord with respect to parking from time to time, such removal to be at the risk and expense of the Tenant.

     (d) Notwithstanding anything contained herein to the contrary, in the event that the landlord elects to construct new buildings or builds additional storage on the Lands then the Landlord shall not unreasonably interfere with the Tenant's use and enjoyment of the Premises. It is understood and agreed that notwithstanding anything herein to the contrary, the Landlord shall have the right at all times and from time to time, throughout the Term to:

         (i) change the area, size or arrangement of the Building and the Land and any part thereof including the Common Areas and Facilities:

         (ii) construct other buildings, structures or improvements on the Land and make alterations thereof, additions thereto, or re-arrangements thereof, demolish parts thereof, build additional storeys on the Building (and for such purposes to construct and erect columns and support facilities in the Building), and construct additional buildings or facilities adjoining or proximate to the Building.

         (iii) relocate or rearrange or make changes or additions to the Common Areas and Facilities from those existing at the Commencement Date in order to facilitate expansion or alteration of the Building:

         (iv)   add additional lands to the Land: and

      (v) temporarily obstruct or close off the Common Areas and Facilities or any parts therefor for the purposes of maintenance, repair or construction:

provided however that the Landlord shall not unreasonably interfere with the use and enjoyment of the Premises beyond the extent necessarily incidental to such changes, additions and installations, and shall make good any physical damage to the Premises arising in the course of such changes, additions and installations. The Landlord agrees to use its reasonable efforts to complete all construction, alterations, maintenance and repairs as expeditiously as possible under the circumstances. Notwithstanding anything herein contained to the contrary, the Landlord shall make reasonable efforts not to unduly disrupt the Tenant in its business operations including providing to the Tenant reasonable notice of the proposed Landlord work.

  (e) The Tenant shall not have any right to object to nor any right to any claim of damages, compensation or other sums whatsoever, nor any right of set-off or reduction of the Rent as a result of or on account of any exercise of the Landlord's rights under Article 8 of this Lease. It is further understood and agreed that the exercise by the Landlord of its rights set forth in Article 8 of this Lease shall not be deemed to be constructive or actual eviction of the tenant, nor a breach of any covenant of quiet enjoyment or other covenant contained in this Lease.

ARTICLE 9 - MUTUAL COVENANTS, AGREEMENTS AND PROVISOS
-----------------------------------------------------

      AND IT IS HEREBY AGREED BY THE LANDLORD AND THE TENANT AS FOLLOWS:

9.1   No Warranties

      The Tenant and the Landlord acknowledge and agree that no representations, warranties, agreements or conditions have been made other than those expressed herein, and that no agreement collateral hereto shall he binding upon the Landlord or the Tenant unless it be made in writing and duly executed on behalf of the Landlord or the Tenant.

9.2   No Waiver

  (a) The failure of the Landlord to exercise any right or option in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver or relinquishment of such term, covenant, or condition nor of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of the Rent or any portion hereunder by the Landlord shall not be deemed to be a waiver of a preceding breach by the Tenant of any term, covenant or condition of this Lease.

  (b) The acceptance of any of the Rent from, or the performance of any obligation hereunder by, a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a Transferee or otherwise in the place and stead of the Tenant.

  (c) The acceptance by the Landlord of a part payment of any money required to be paid hereunder shall not constitute a waiver or release of the right of the Landlord to payment in full of such money.

9.3   Notices

      All notices, demands and requests which may or are required to be given pursuant to this Lease shall be in writing and shall be sufficiently given if delivered personally to the party or an officer of the party for whom it is intended, or mailed prepaid and registered to the respective addresses specified in the Lease Summary, or such other addresses as the parties may from time to time advise by notice in writing. The Tenant shall require each Transferee to supply its respective mailing address to the Landlord. The date of receipt of any such notice, demand or requests shall be deemed to be the date of delivery of such notice, demand or request if delivered, or if mailed as aforesaid it shall be deemed to be on the third day next following the date of such mailing (excluding Saturdays, Sundays and statutory holidays in British Columbia), unless there is between the date of mailing and actual receipt a mail strike or other labour dispute which adversely affects mail service in British Columbia, in which case the party giving the notice, demand or request shall deliver such notice, demand or request by an alternative method, and the time of giving such notice, demand or request shall be the time of actual receipt of such notice, demand or request.

9.4   Damage and Destruction

  (a) If the Premises are damaged by fire or other casualty which renders all of the Premises or a substantial area of the Premises unusable by the Tenant and materially adversely affects the business carried on by the Tenant on the Premises, then the Annual Basic Rent shall abate in the same proportion as such unusable area of the Premises bears to the total Areas of the Premises, and such abatement shall continue until such unusable area of the Premises is capable of use by the Tenant.

  (b) Except as provided in subparagraph 9.4(c) hereof, if the Premises are damaged by fire or other casualty insured against by the Landlord hereunder then the damage to the Premises shall be repaired by the Landlord at its expense, provided that the Tenant shall, at the expense of the Tenant, repair all installations, alterations, additions, partitions, improvements and fixtures made by or on behalf of the Tenant or, at the option of the Landlord, such repairs shall be performed by the Landlord at the expense of the Tenant if the Landlord considers that this would be more efficient and cost-effective. All repairs which the Landlord is required to make hereunder shall be made with due diligence, provided that the Landlord shall not be liable to the Tenant for any loss or damage suffered by the Tenant as a result of any delay which may arise by reason of adjustment of insurance on the part of the Landlord or on account of strikes, lockouts or other industrial disturbances, explosion, breakage or accident to machinery, inability to obtain labour, materials or equipment, inability to obtain approvals from any municipality, government authority or public or private regulated utility, government restriction or judicial action, act of God, or any other matter beyond the reasonable control of the Landlord.

  (c) If, in the Landlord's opinion, acting reasonably, the Building in which the Premises are located is damaged by fire or other casualty to the extent that it cannot reasonably be repaired or rebuilt within one hundred fifty (150) days after the occurrence of such damage and if the Landlord shall consequently decide not to restore the same then the Landlord shall, within ninety (90) days after the happening of such fire or other casualty, give to the Tenant a notice in writing of such decision and thereupon the Term of this Lease shall expire forthwith and the Tenant shall vacate the Premises and surrender the Premises to the Landlord and all rights of the Tenant hereunder shall cease and determine. If the Building in which the Premises are located is damaged as aforesaid and the Landlord does not give notice as aforesaid, then the Landlord shall diligently proceed to repair or rebuild the Building in accordance with paragraph 9.4(b). If such repair or rebuilding is not completed and available for occupation by the Tenant within two hundred eighty (280) days from the time of the fire or other casualty causing the damage (subject to such time period being extended by the length of any reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord or on account of strikes, lockouts or other industrial disturbances, explosion, breakage or accident to machinery, inability to obtain labour, materials or equipment, inability to obtain approvals from any municipality, government authority or public or private regulated utility, government restriction or judicial action, act of God, or any other matter beyond the reasonable control of the Landlord), the Tenant may at its option, to be exercised within ten (10) days of the termination of the said period of two hundred eighty (280) days (or The termination of such later period as extended hereby) by notice in writing, terminate this Lease and all of the rights of the Tenant hereunder, and the Tenant shall then have no further liability for Rent in respect of any period after the date of termination.

9.5   Payments by Landlord Regarded as Rent

      If the Tenant shall fail to observe or perform any of the covenants or obligations of the Tenant under or in respect of this Lease the Landlord may from time to time at its discretion perform or cause to be performed any of such covenants or obligations or any part thereof and for such purpose may do such things as may be requisite and may, after giving five (5) days notice to the Tenant, enter upon the Premises to do such things and all costs and expenses incurred and expenditures made by or on behalf of the Landlord shall be forthwith paid by the Tenant to the Landlord and if the Tenant fails to pay the same the Landlord may add the same to the Rent and recover the same by all remedies available to the Landlord for the recovery of Rent in arrears, provided that if the Landlord commences or completes either the performance or the causing to be performed of any of such covenants or obligations or any part thereof, the Landlord shall not he obliged to complete such performance or causing to be performed or be later obliged to act in like fashion. If the Landlord shall suffer or incur any damage, loss, cost or expense whatsoever for which the Tenant is in anyway liable hereunder, by reason of any failure of the Tenant to observe or comply with any of the covenants or agreements of the Tenant herein contained, then in every such case the amount of any such damage, loss, cost or expense shall be due and payable by the Tenant to the Landlord on demand by the Landlord and the Landlord shall have the right at its option to add the cost or amount of any such damage, loss, cost or expense to the Rent hereby reserved and any such amount shall thereupon immediately be due and payable as Rent and recoverable by the Landlord by all remedies available to the Landlord for the recovery of Rent in arrears.

9.6   Re-entry on Default

      The Tenant further covenants with the Landlord that in the event of the breach, non-observance or nonperformance of any covenant, agreement, stipulation, proviso, condition, rule or regulation herein contained on the part of the Tenant to be kept, performed or observed hereunder and any such breach, non-observance or non-performance shall continue for five (5) days after written notice thereof to the Tenant by the Landlord, or notwithstanding the foregoing, if any payments of the Rent or any part thereof, whether the same are demanded or not, are not paid when they become due, or in case the Term shall be taken in execution or attachment for any cause whatsoever, or if the Premises remain vacant for more than five (5) days, then and in any such case the Landlord, in addition to any other remedy now or hereafter provided, may re-enter and take possession immediately of the Premises or any part thereof in the name of the whole by reasonable force if necessary without any previous notice of intention to reenter and may remove all persons and property therefrom and may use such reasonable force and assistance in making such removal as the Landlord may deem advisable to recover at once full and exclusive possession of the Premises and such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach, nonobservance or non-performance of any covenant or agreement on the part of the Tenant to be kept, observed or performed.

9.7   Seizure

      If the Term or any of the goods and chattels of the Tenant shall at any time during the Term be seized or taken in attachment by any creditor of the Tenant or if a writ of execution, sequestration or extent shall issue against the goods and chattels of the Tenant, or if any petition or other application is granted by any court of competent jurisdiction for the dissolution, liquidation or winding up of the Tenant or for the appointment of a receiver or receiver and manager, or if the Tenant shall become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors, or if the Premises shall be used for any purpose other than permitted by paragraph
5.8 hereof without the prior written consent of the Landlord, or if The Tenant shall make an assignment for the benefit of creditors or shall make any sale or other disposition of all or substantially all of its goods and chattels (except incidental to any reorganization of the Tenant, if any, or incidental to its amalgamation with any other company), then and in every case the Tenant shall be and be deemed to be in default under this Lease: the then current and the next ensuing three (3) months' Annual Basic Rent and Additional Rent (to be determined for the current year at rates estimated by the Landlord acting reasonably) and any additional money owing hereunder shall immediately become due and payable; the Landlord may re-enter and take possession of the Premises or any part thereof in the name of the whole, and have again, repossess and enjoy the Premises in its former estate, anything herein to the contrary notwithstanding, as though the Tenant were holding over after the expiration of the Term: and the Term shall, at the option of the Landlord, forthwith become forfeited and determined and the then current and the next ensuing three (3) months' Annual Basic Rent, the Additional Rent (to be determined for the current year at rates estimated by the Landlord acting reasonably) and any additional money owing hereunder shall be recoverable by the Landlord as if it were Rent in arrears, but the Tenant shall remain liable under this Lease.

9.8   Sale and Reletting

      The Tenant further covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease the Landlord, in addition to all other rights and remedies, shall have the right to enter the Premises as the agent of the Tenant either by reasonable force or otherwise, without being liable for any prosecution therefor and to relet the Premises as the agent of the Tenant, and to receive all rent therefor, and as agent of the Tenant to take possession of any business and trade fixtures of the Tenant and any goods and property whatsoever on the Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived from reletting the Premises in payment of the Rent due under this Lease, after deducting its costs of conducting such sale and its costs of reletting, and the Tenant shall be liable to the Landlord for any deficiency.

9.9   Termination

      The Tenant further covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease the Landlord, in addition to all other rights and remedies, shall have the right to forthwith terminate this Lease and the Term and all of the rights of the Tenant hereunder by giving notice in writing addressed to the Tenant of its intention so to do, and any other payments for which the Tenant is liable under this Lease shall be paid and the Tenant shall forthwith deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of the Premises.

9.10   Distress

       Whensoever the Landlord shall be entitled to levy distress against the goods and chattels of the Tenant it may use such reasonable force as it may deem necessary for the purpose and for gaining admission to the Premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all actions, proceedings, claims or demands whatsoever for or on account of or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith. The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears. The Tenant covenants and agrees to indemnify and save harmless the Landlord from and against any and all manner of actions or causes of action, damages, costs, loss or expenses of whatever kind which the Landlord may sustain, incur or be put to be put to by reason of or arising out of the distress, seizure or the levy of distress against any goods or chattels on or in the Premises whether owned by the Tenant or any other person, and such liability to indemnify and save harmless shall survive any termination of this Lease and the expiry of the Term, anything in this Lease to the contrary notwithstanding.

9.11   Landlord's Expenses Enforcing Lease

       If it shall be necessary for the Landlord to retain the services of any person for the purpose of assisting the Landlord in enforcing any of its rights hereunder or otherwise available at law, the Landlord shall be entitled to collect from the Tenant the reasonable cost of all such services including, but not limited to, all legal fees and disbursements incurred in enforcing the Landlord's rights hereunder and in connection with all necessary court proceedings at trial or on appeal on a solicitor and own client basis, as if the same were Rent reserved and in arrears hereunder. Notwithstanding anything contained herein to the contrary, in the event the Tenant obtains an order from a court of competent jurisdiction determining that the landlord wrongfully enforced the terms of the Lease, there shall be no obligation on the Tenant to pay the legal costs incurred by the Landlord to enforce the terms of the lease in such event.

9.12   Remedies Cumulative

       No remedy conferred upon or reserved to the Landlord under this Lease, by statute or otherwise, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and as often as the Landlord deems expedient.

9.13   Damage or Injury

       The Landlord shall not be liable for any personal injury, death or property loss or damage sustained by the Tenant, or its employees, agents, subleases, licensees or those doing business with it in the Premises, in the Building, or anywhere on the Land, no matter how caused, except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible, and the Tenant shall indemnify the Landlord against all actions or liabilities arising out of such personal injury, death or property damage or loss, except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible. The Tenant hereby releases the Landlord and its officers, agents and employees from all claims for damages or other expenses arising out of such personal injury, death or property loss or damage, except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible. Without limiting the foregoing, the Landlord shall not be liable for any personal injury, death or property loss or damage sustained by the Tenant or its employees, agents, sublessees, licensees or invitees in the Premises, in the Building, on the Land or anywhere on the Land caused by theft or breakage or by steam, water, rain, snow, radioactive materials, microwaves, deleterious substances, gases, pollutants or any other materials or substances which may leak into, issue or flow from any part of the building or lands, or any adjacent or neighbouring lands and premises or from the water, steam or drainage pipes or plumbing works of the same or from any place, or any loss or damage caused by or attributable to the condition or arrangements of any electric or other wiring or any damage caused by anything done or omitted to be done by any other tenant or occupant of the building except to the extent caused by the negligence of the Landlord or by those persons for whom the Landlord is, in law, responsible, and the Tenant shall indemnify the Landlord against all actions or liabilities arising out of such personal Injury, death or property damage or loss, except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible. The Tenant thereby releases the Landlord and its officers, agents and employees from all claims for damages or other expenses arising out of such personal injury, death or property loss or damage, except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible.

9.14   Holding Over

       If the Tenant shall hold over after the expiration of the Term and the Landlord shall accept the Rent or any portion thereof the new tenancy thereby created shall be deemed a monthly tenancy and not a yearly tenancy and shall be subject to the covenants and conditions herein contained insofar as the same are applicable to a tenancy from month to month, except that if the Tenant remains in possession with or without the Landlord's written consent, the monthly instalments of Annual Basic Rent shall be two (2) times the monthly instalments of Annual Basic Rent payable for the last month of the Term, prorated on a daily basis for each day that the Tenant remains in possession, and in addition the Tenant shall be liable for all costs, expenses, losses and damages resulting or arising form the failure of the Tenant to deliver up possession of the Premises to the Landlord.

9.15   Inability to Perform

       Whenever and to the extent that the Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill any such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort or damage thereby occasioned, and shall not be entitled to cancel or terminate this Lease.

9.16   Interest

       Interest on any money due to the Landlord under this Lease shall be paid by the Tenant and shall accrue on a daily basis at the rate of eighteen (18%) percent per annum (one and one-half (1 1/2%) percent per month), such rate of interest to be calculated and compounded monthly, not in advance, from the respective date upon which any such money becomes due to the Landlord.

9.17   Expropriation

       If the whole of the Premises shall be acquired or condemned by an authority having the power for such acquisition or condemnation then the Term shall cease from the date of entry by such authority. Nothing herein contained shall prevent the Landlord or the Tenant or both from recovering damages from such authority for the value of their respective interests or for such other damages and expenses allowed by law.

9.18   Accrual of Annual Basic Rent

       The Annual Basic Rent shall accrue from day to day. Where the calculation of any Additional Rent is not made until the termination or expiry of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the termination or expiry of this Lease and such amounts shall be payable by the Tenant upon demand by the Landlord.

9.19   Metric Equivalent

       Wherever there is any reference in this Lease to a measurement or an area or the requirement for a measurement or calculation of an area any such measurement or area may be expressed in either units of imperial measurement or their metric equivalent as published by Canada Mortgage and Housing Corporation or any other agency of the Government of Canada designated by the Landlord.

9.20   Net Lease

       It is the intention of the parties hereto that this Lease shall be a net lease and that the Rent provided to be paid to the Landlord hereunder shall be net to the Landlord and shall yield to the Landlord the entire such rental during the Term without abatement for any cause whatsoever except as set forth in subparagraph 9.4(a). Save as specifically set forth in this Lease, all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises, whether or not herein referred to and whether or not of a kind now existing or within the contemplation of the parties hereto, shall be paid by the Tenant.

9.21  Governing Law

      This Lease shall be construed in accordance with, and governed by, the laws of the Province of British Columbia.

9.22  Number and Gender

      Where required the singular number shall be deemed to include the plural and the neuter gender the masculine or feminine.

9.23   Covenants

       The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision thereof. Should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

9.24   Time of the Essence

       Time shall be of the essence of this Lease, save as herein otherwise specified.

9.25   Headings

       Any captions, headings and marginal notes throughout this Lease are for convenience and reference only and the words and phrases contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease.

9.26   Inurement

       This Lease shall extend to, be binding upon and inure to the benefit of the Landlord and the Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

9.27   Joint and Several Liability

       All covenants, liabilities and obligations entered into or imposed upon the Tenant, if more than one person, and the Landlord, if more than one person, shall be joint and several covenants, liabilities and obligations.

9.28   Continuation of Obligations

       This Lease and the obligations of the Tenant hereunder shall continue in full force and effect notwithstanding any change in the person or persons comprising the Landlord.

9.29   Consents

   (a) Wherever and whenever the approval or consent of the Landlord is required to be obtained, such approval or consent may be given by such officer, agent, committee, person or persons as may from time to time be nominated or appointed in writing by the Landlord for such purpose, and any such power of nomination or appointment may be deleted by the Landlord. Such nominees, appointees or delegates shall have the right to withhold approval of or consent to and may reject any matter or thing submitted for approval or consent, and every such approval or consent given shall be in writing and may contain such conditions and stipulations as the Landlord may deem fit.

   (b) Whenever the Landlord shall withhold its leave, consent or approval, in any case where its leave, consent or approval is required under this Lease, the Landlord shall not be deemed to be withholding such leave, consent or approval unreasonably if the reason therefor is the due preservation of a standard of planning and maintenance as high as that required by the Landlord elsewhere in the building.

9.30   Amendments

       This Lease shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall not be modified, amended or waived except by an instrument in writing duly executed and delivered by the parties hereto or by their successors and permitted assigns.


ARTICLE 10 - INDEMNIFIER'S COVENANTS
------------------------------------

               Intentionally deleted.

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance is to any extent held or rendered invalid, unenforceable or illegal, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those with respect to which it is held invalid, unenforceable or illegal is not affected thereby and continues to be applicable and enforceable to the fullest extent permitted by law.


     IN WITNESS WHEREOF the landlord and Tenant have duly executed this indenture.

The Corporate Seal of                     )
DR. GERALD WITTENBERG, INC.               )
and LAIDAR HOLDINGS LTD.                  )
was hereunto affixed in the               )
presence of:                              )
                                          )                C/S
                                          )
/s/ GERALD WITTENBERG                     )
----------------------------              )
Authorized Signatory                      )



Signed, Sealed and delivered              )
by THE PLAYHOUSE THEATRE CENTRE           )
OF BRITISH COLUMBIA                       )
in the presence of:                       )     /s/ signature illegible
                                          )     ---------------------------
                                          )     Authorized Signatory
/s/ KAREN PLEEGER                         )
----------------------------              )
Witness                                   )
                                          )     General Manager
                                          )     ---------------------------
209-22025 48 Ave. Langley                 )     Title
----------------------------              )
Address


Except in the case of corporations signing under seal, all signatures must be witnessed.

                                 SCHEDULE "A"

                               LEGAL DESCRIPTION


ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of Vancouver, Province of British Columbia, and more particularly known and described as:

Lots 1 to 6. Block 10, District Lot 200A. Plan 197

                                 SCHEDULE "C"
                                 ------------

                             ADDITIONAL PROVISIONS


1.    The following provisions are hereby incorporated into this Lease:

11.0  Option to Renew
      ---------------

      The Landlord covenants and agrees with the Tenant as follows:

      (a) That if the Tenant duly and punctually pays the Rent and observes and performs the covenants, provisos and agreements contained in this Lease on its part to be paid, observed and performed, then the Tenant shall have the option, to be exercised by giving to the Landlord written notice (herein called the "Renewal Notice") not more than nine (9) months and not less than six (6) months prior to the Expiry Date, to renew this Lease for a further term of five (5) years (herein called the "Renewal Term") on the terms and conditions of this Lease, including s. 11.0(b) (herein called the "Renewal Lease") and with the amount of the Annual Basic Rent for the Premises during the Renewal Term to be determined by agreement between the Landlord and the Tenant not later than three (3) months after the date on which the Landlord received the Renewal Notice from the Tenant, and with no further option to renew. Failing such agreement within such three (3) months period, the amount of the Annual Basic Rent for the Premises during the Renewal Term shall be two (2) times the rent on that date being six (6) months prior to the expiry date. Provided however, the amount of the annual Basic Rent for the Premises during the Renewal Term shall not be less than the amount of the Annual Basic Rent for the Premises payable during the last month of the Term. The Landlord and the Tenant covenant and agree that upon receipt of the Renewal Notice by the Landlord, the Tenant shall be obligated to lease the Premises from the Landlord and the Landlord shall be obligated to lease the Premises to the Tenant on the terms and conditions set forth in this subparagraph 11.0(a). Upon the written request by the Tenant not more than twelve (12) months prior to the Expiry Date, the Landlord shall provide the Tenant with a copy of the form of the Renewal Lease for review by the Tenant prior to the commencement of the Renewal Term the Landlord shall prepare and complete the Renewal Lease and the Tenant shall, within fifteen (15) days after receipt thereof, duly execute and deliver to the Landlord the Renewal Lease as prepared and completed by the Landlord.

      (b)  The Renewal Lease shall also contain the following "Demolition
           Clause":

           "It is further understood and agreed by the parties concerned that if during the Renewal Term hereby granted, the Landlord decides to proceed with demolition of the building, the Landlord shall have the option to give the Lessee one year's notice of termination of Lease and the Tenant covenants to vacate the Premises and this Lease and all its terms and provisions shall be terminated at the expiry of the one year notice period. Without restricting the generality of the foregoing there shall be no obligation on the Landlord to pay any compensation to the Tenant in the event the Landlord invokes its rights under this clause even if the Landlord bona fide elects not to demolish the building or any part thereof. In the event the Landlord evokes its rights under this clause it shall be without prejudice to the rights under this clause it shall be without prejudice to the rights and remedies available to the Landlord prior to the expiration of the one year notice period"

11.1  Arbitration
      -----------

      If under the provisions of the Lease the Landlord and the Tenant have failed to agree as to the amount of the Annual Basic Rent payable for the Premises with respect to any renewal term by the date required hereunder, the determination of the annual Basic rent shall be referred to a single arbitrator to be agreed upon by the Landlord and the Tenant and failing agreement as to such arbitrator within ten (10) days after either party shall have demanded the appointment of such arbitrator, then upon the application of either the Landlord or the Tenant, the arbitrator shall be appointed by a Judge of the Supreme Court of British Columbia. The determination by the arbitrator shall be final and binding upon the Landlord and the Tenant, and their respective successors and permitted assigns. In making the determination of the amount of the Annual Basic Rent for any renewal term the arbitrator shall follow the basis for determination set forth in paragraph of 11.0 applicable to such renewal term, provided that the amount of the Annual Basic Rent for the Premises during the Renewal Term shall not be less than the Annual Basic Rent payable during the Term. The fees and expenses of the arbitrator shall be borne by the Tenant, subject to the right of the Arbitrator to apportion specific costs. The provisions of this paragraph shall be deemed to be a submission to arbitration within the provisions of the Commercial
                                                             ----------
      Arbitration Act, S.B.C. 1986, Ch. 3, and any statutory modifications
      ---------------
      or reenactment thereof, provided that any limitations on the remuneration of the arbitrator imposed by such legislation shall not be applicable, the arbitration shall be held in the City of Vancouver, British Columbia, unless otherwise agreed in writing by the Landlord and the Tenant. It is understood and agreed by the Landlord and the Tenant that until the amount of the Annual Basic Rent for any renewal term is finally determined, the Tenant shall pay to the Landlord monthly instalments on account of the Annual Basic Rent equal to the monthly instalment of Annual Basic Rent payable for the month immediately preceding the commencement of the renewal term. Once the arbitrator has determined the amount of the Annual Basic Rent for such renewal term then the Annual Basic Rent paid as aforesaid shall be adjusted to reflect the Annual Basic Rent as determined for the respective renewal term and the Tenant shall, forthwith upon request by the Landlord, pay to the Landlord interest at the rate set forth in paragraph 9.16 of this lease on the amount by which the monthly instalments of the Annual Basic Rent for such renewal term as finally determined exceed the monthly instalments paid by the Tenant on account of the Annual Basic Rent during such renewal term, such interest to be computed and accrue from the date of commencement of such renewal term until the Landlord receives payment in full of the shortfall in the Annual Basic Rent.

                                 SCHEDULE "D"

                             GOODS AND SERVICES TAX
                             ----------------------

The Tenant will pay, as and when due, to the governmental or statutory authority or person to which the same are owing or are by law to be paid, or to the Landlord pursuant to the terms of the agreement, all taxes and assessments including, without limitation, any excise, goods and services or value added taxes, or taxes to like effect, as well as any costs or penalties in lieu thereof or in addition thereto (collectively the "GST") imposed, levied, assessed or charged during the Term upon or relating to:

     (a) rent paid or payable by the Tenant to the Landlord for the Premises or for the use and occupancy of all or part thereof:

     (b) electricity, light, heat, power, water, telephone and utilities of whatever nature or kind (including without limitation works and services in connection therewith) used in or supplied to or for the benefit of the Premises;

     (c) goods and services which the Landlord provides or causes to be provided to or for the benefit of the Tenant or Premises;

     (d) fixtures or person property in the Premises which have been installed or placed therein by or for the benefit of the Tenant; and

     (e) operations at, occupancy of, or conduct of business in or from the Premises, wether by or with the permission of the Tenant;

whether or not such GST is payable at law by the Tenant or by the Landlord and whether or not same is allocated separately in respect of the Premises. The Tenant agrees to indemnify and save harmless the Landlord from and against any liability the Landlord may incur to pay all or any such GST. The Landlord's rights and remedies with respect to the collection of rent will apply equally to the Landlord's rights to recover from the Tenant all such GST. Upon request by the Landlord, the Tenant will deliver promptly to the Landlord evidence satisfactory to the Landlord of payment of all such GST.

                                                                    SCHEDULE "B"

                         [DIAGRAM OF 1ST AVENUE BLDG.
                        GROUND FLOOR PLAN APPEARS HERE]